Exhibit 99.1

PATHEON REPORTS FISCAL 2012 FIRST QUARTER RESULTS

Company transformation activities on track.

TORONTO (March 9, 2012) – Patheon Inc. (TSX: PTI), a leading provider of contract development and manufacturing services to the global pharmaceutical industry, announced today fiscal 2012 first quarter results. Quarterly results include:

•

Revenues of $153.9 million versus $175.7 million in the first quarter of last year. Excluding the $32.9 million impact of the reservation fee and accelerated deferred revenue associated with the termination of a manufacturing supply agreement in the first quarter of the fiscal year ended October 31, 2011, revenues increased by 7.8 percent.

•

Operating loss of $20.9 million, which includes $6.4 million in consulting fees, compared to operating income of $13.5 million in the first quarter of last year, a decrease of $34.4 million. Excluding the impact of the prior year termination of a manufacturing supply agreement, the decrease would have been $1.5 million.

•

Loss before discontinued operations of $19.3 million compared to income before discontinued operations of $3.7 million in the same period last year. This decrease was primarily driven by the after tax impact of the reservation fee and accelerated deferred revenue associated with the termination of a manufacturing and supply agreement recorded in the first quarter of fiscal 2011 and $6.4 million of consulting fees.

•

Adjusted EBITDA of $(9.2) million compared to $28.7 million in the same period last year, a decrease of $37.9 million. Excluding the impact of the prior year termination of the manufacturing supply agreement, the decrease would have been $5.0 million, primarily due to $6.4 million in consulting fees.

In commenting on Patheon’s results, James C. Mullen, Patheon’s Chief Executive Officer said, “Our first quarter of fiscal 2012 demonstrates that our underlying business has improved. The transformation activities are on track as we continue to improve efficiencies and productivity at the site level and in our general and administrative, pricing and procurement functions. In the second half of our fiscal year, consulting costs related to implementing our transformation program should decline and we anticipate recognizing real cost savings from our initiatives. Top line growth together with improved performance should deliver improved financial results in the future.”

Fiscal 2012 First Quarter Operating Results from Continuing Operations

Revenues for the three months ended January 31, 2012 decreased $21.8 million to $153.9 million, from $175.7 million for the comparable period in fiscal 2011. Excluding currency fluctuations, revenues for the three months ended January 31, 2012 would have been approximately 11.8 percent lower than the same period of prior year. The decline was primarily due to the reservation fee and accelerated deferred revenue associated with the termination of a manufacturing supply agreement in the first quarter of fiscal 2011, the impact of which was $32.9 million.

Gross profit for the three months ended January 31, 2012 decreased $27.8 million to $14.4 million, from $42.2 million for the comparable period in fiscal 2011. The decrease in gross profit was primarily due to lower revenue and unfavorable mix, partially offset by lower accelerated depreciation in Puerto Rico.

Selling, general and administrative expenses for the three months ended January 31, 2012 increased $6.7 million to $34.5 million, from $27.8 million for the comparable period in fiscal 2011. The increase was primarily due to higher consulting fees related to our transformation activities and higher compensation expense.

Operating (loss) income for the three months ended January 31, 2012 decreased $34.4 million to a loss of $20.9 million (-13.6 percent of revenues), from income of $13.5 million (7.7 percent of revenues) for the first quarter of fiscal 2011, as a result of the factors discussed above.

As of January 31, 2012, the company was holding cash and cash equivalents of $32.5 million and had undrawn lines of credit available of $93.8 million.

Fiscal 2012 First Quarter Highlights of Business Segment Results

Commercial Manufacturing – Total CMO revenues for the three months ended January 31, 2012 decreased $25.9 million to $122.8 million, from $148.7 million for the comparable period in 2011. Had local currency exchange rates remained constant to the rates of the three months ended January 31, 2011, CMO revenues for the period would have been approximately 16.8 percent lower than the same period of prior year. Excluding the $32.9 million impact from the termination of the previously mentioned manufacturing supply agreement, total CMO revenues for the quarter would have increased $7.0 million, or 6.0 percent from the same period of prior year.

Total CMO Adjusted EBITDA for the three months ended January 31, 2012 decreased $37.2 million to negative Adjusted EBITDA of $1.6 million, from $35.6 million for the comparable period in 2011. The decrease was driven by the lower revenue, as discussed above, unfavorable mix and $3.2 million in consulting fees.

Pharmaceutical Development Services (“PDS”) – Total PDS revenues for the three months ended January 31, 2012 increased by $4.1 million to $31.1 million, from $27.0 million for the comparable period in 2011. Had the local currency rates remained constant to the three months ended January 31, 2011, PDS revenues in the quarter would have been 15.6 percent higher than the same period of prior year. Higher development activities from new contracts across most sites contributed to the improved performance.

Total PDS Adjusted EBITDA for the three months ended January 31, 2012 increased by $1.3 million to $3.9 million, from $2.6 million for the comparable period in 2011. Improved revenues contributed to the higher Adjusted EBITDA.

Corporate – Corporate costs for the three months ended January 31, 2012 increased $2.0 million to $11.5 million, from $9.5 million for the comparable period last year primarily due to higher consulting fees.

Conference Call

Patheon will host a conference call and Web cast today (March 9, 2012) at 10:00 a.m. (EST). Interested parties are invited to access the conference call, via telephone, toll free at 1-888-231-8191 (U.S., including Puerto Rico) and 1-647-427-7452 (Canada and International). To view the slides accompanying the conference call click here. The link to the Web cast will also be posted on the investor relations section of Patheon’s Web site prior to the call.

Participants are encouraged to dial in five to fifteen minutes in advance to avoid delays. A live audio will also be available via the web at http://ir.patheon.com/events.cfm. (Please note that either Windows Media Player or RealPlayer are required).

A telephone replay of the conference call will be available between March 9, 2012 and March 16, 2012 by dialing 1-855-859-2056 (toll free) or 1-403-451-9481, and by entering identification number 55107868, followed by the number key. The conference call will also be archived at http://ir.patheon.com/events.cfm.

About Patheon

Patheon Inc. (TSX: PTI) is a leading global provider of contract development and manufacturing services to the global pharmaceutical industry. The company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Its services range from preclinical development through commercial manufacturing of a full array of dosage forms including parenteral, soft gel, solid and liquid forms.

The company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The company’s integrated development and manufacturing network of 10 manufacturing facilities, nine development centers and one clinical trial material packaging facility across North America and Europe, enables customer products to be launched with confidence anywhere in the world.

Use of Non-GAAP Financial Measures

References in this press release to “Adjusted EBITDA” are to income (loss) before discontinued operations before repositioning expenses, interest expense, foreign exchange losses reclassified from other comprehensive income, refinancing expenses, gains and losses on sale of fixed assets, gain on extinguishment of debt, income taxes, asset impairment charge, depreciation and amortization and other income and expenses. “Adjusted EBITDA margin” is Adjusted EBITDA as a percentage of revenues. Since Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other issuers. Readers are cautioned that these non-GAAP measures should not be construed as alternatives to net income (loss) determined in accordance with GAAP as indicators of performance. Adjusted EBITDA is used by management as an internal measure of profitability. The company has included these measures because it believes that this information is used by certain investors to assess its financial performance, before non-cash charges and certain costs that the company does not believe are reflective of its underlying business. An Adjusted EBITDA reconciliation of these amounts to the closest U.S. GAAP measure is included with the financial statements in this press release.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect our expectations regarding our future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Although the forward-looking statements contained in this press release reflect our current assumptions based upon information currently available to us and based upon what we believe to be reasonable assumptions, we cannot be certain that actual results will be consistent with these forward-looking statements. Our current material assumptions include assumptions related to customer volumes, regulatory compliance and foreign exchange rates. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to international operations and foreign currency fluctuations; customer demand for our services; regulatory matters affecting manufacturing and pharmaceutical development services; impacts of acquisitions, divestitures and restructurings; implementation of our new corporate strategy; the global economic environment; our exposure to complex production issues; our substantial financial leverage; interest rate risks; potential environmental, health and safety liabilities; credit and customer concentration; competition; rapid technological change; product liability claims; intellectual property; the existence of a significant shareholder; supply arrangements; pension plans; derivative financial instruments; and dependence upon key management, scientific and technical personnel. For additional information regarding risks and uncertainties that could affect our business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 filed with the U.S. Securities and Exchange Commission and with the Canadian Securities Administrators. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances.

Contact:

Wendy Wilson

Investor Relations and Corporate Communications

Tel: (919) 226-3313

Email: wendy.wilson@patheon.com

Patheon Inc.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of January 31, 2012	As of October 31, 2011
(in millions of U.S. dollars)	$	$
Assets
Current
Cash and cash equivalents	32.5	33.4
Accounts receivable	125.0	158.0
Inventories	83.0	81.8
Income taxes receivable	9.0	3.1
Prepaid expenses and other	12.8	10.7
Future tax assets - short-term	8.1	8.1

Total current assets	270.4	295.1

Capital assets	458.6	474.2
Deferred financing costs	5.7	6.2
Future tax assets	39.0	39.1
Goodwill	3.4	3.5
Investments	5.2	5.3
Long-term assets held for sale	0.2	0.2
Other long-term assets	1.6	1.0

Total assets	784.1	824.6

Liabilities and shareholders’ equity
Current
Short-term borrowings	3.1	6.1
Accounts payable and accrued liabilities	176.8	181.5
Deferred revenues - short-term	9.7	8.8
Current portion of long-term debt	0.9	1.1

Total current liabilities	190.5	197.5

Long-term debt	280.0	280.1
Deferred revenues	28.4	27.7
Future tax liabilities	26.8	27.9
Other long-term liabilities	51.4	53.7

Total liabilities	577.1	586.9

Shareholders’ equity
Restricted voting shares	572.0	571.9
Contributed surplus	14.5	13.5
Deficit	(391.3)	(371.9)
Accumulated other comprehensive income	11.8	24.2

Total shareholders’ equity	207.0	237.7

Total liabilities and shareholders’ equity	784.1	824.6

Patheon Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended January 31,
	2012	2011
(in millions of U.S. dollars, except loss per share)	$	$
Revenues	153.9	175.7
Cost of goods sold	139.5	133.5

Gross profit	14.4	42.2
Selling, general and administrative expenses	34.5	27.8
Repositioning expenses	0.8	0.9

Operating (loss) income	(20.9)	13.5
Interest expense, net	6.5	6.3
Foreign exchange (gain) loss	(0.3)	0.6
Other (income) expense, net	(0.1)	0.2

(Loss) income from continuing operations before income taxes	(27.0)	6.4
(Benefit from) provision for income taxes	(7.7)	2.7

(Loss) income before discontinued operations	(19.3)	3.7
Loss from discontinued operations	(0.1)	(0.2)

Net (loss) income attributable to restricted voting shareholders	(19.4)	3.5

Basic and diluted (loss) income per share
From continuing operations	($0.149)	$0.029
From discontinued operations	($0.001)	($0.002)

	($0.150)	$0.027

Average number of shares outstanding during period - basic and diluted (in thousands)	129,168	129,168

Patheon Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended January 31,
	2012	2011
(in millions of U.S. dollars)	$	$
Operating activities
(Loss) income before discontinued operations	(19.3)	3.7
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	10.6	14.9
Non-cash interest	0.3	0.3
Change in other long-term assets and liabilities	(0.5)	(1.3)
Future income taxes	(0.9)	7.2
Amortization of deferred revenues	(2.4)	(22.6)
Stock-based compensation expense	1.0	0.1

	(11.2)	2.3
Net change in non-cash working capital balances related to continuing operations	16.1	(9.2)
Increase in deferred revenues	5.3	14.2

Cash provided by operating activities of continuing operations	10.2	7.3
Cash used in operating activities of discontinued operations	(0.3)	(0.2)

Cash provided by operating activities	9.9	7.1

Investing activities
Additions to capital assets	(6.5)	(9.8)

Cash used in investing activities	(6.5)	(9.8)

Financing activities
Decrease in short-term borrowings	(2.7)	(1.3)
Repayment of long-term debt	(0.2)	(0.1)

Cash used in financing activities	(2.9)	(1.4)

Effect of exchange rate changes on cash and cash equivalents	(1.4)	0.4

Net decrease in cash and cash equivalents during the period	(0.9)	(3.7)
Cash and cash equivalents, beginning of period	33.4	53.5

Cash and cash equivalents, end of period	32.5	49.8

ADJUSTED EBITDA BRIDGE

(unaudited)

	Three months ended January 31,
	2012	2011
(in millions of U.S. dollars)	$	$
Total Adjusted EBITDA	(9.2)	28.7
Depreciation and amortization	(10.6)	(14.9)
Repositioning expenses	(0.8)	(0.9)
Interest expense, net	(6.5)	(6.3)
Benefit from (provision for) income taxes	7.7	(2.7)
Other income (expense), net	0.1	(0.2)

(Loss) income before discontinued operations	(19.3)	3.7

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